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                                                                   EXHIBIT 10.32

                                    AGREEMENT
                                 BY AND BETWEEN
                       OM GROUP, INC. AND MICHAEL J. SCOTT

      This Agreement is hereby entered into this 11th day of September, 2003, by and between OM Group, Inc. ("OMG") and Michael J. Scott (the "Executive").

                                   WITNESSETH:

      WHEREAS, OMG and the Executive entered into a certain Employment Agreement dated January 1, 1993 (the "01/01/93 Agreement") regarding the employment of the Executive by OMG as its General Counsel and Secretary; and

      WHEREAS, OMG desires to terminate the employment of the Executive; and

      WHEREAS, OMG and the Executive wish to set forth the severance payments and benefits to which the Executive shall be entitled;

      NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, OMG and the Executive hereby agree as hereinafter set forth:

      1. 01/01/93 AGREEMENT. OMG and the Executive agree that this Agreement with its attached Exhibits sets forth the entire agreement between OMG and the Executive regarding the termination of the Executive's employment with OMG and supersedes all previous agreements and understandings, written or oral, regarding the Executive's employment and termination of employment, including, but not limited to the 01/01/93 Agreement. Notwithstanding the foregoing, the Executive shall remain subject to all confidentiality provisions of the 01/01/93 Agreement and the provisions of law restricting disclosure of confidential, proprietary, and trade secret information.

      2. TERMINATION OF EMPLOYMENT. The employment of the Executive with OMG shall terminate as of August 5, 2003 (the "Termination Date").

      3. CONFIDENTIALITY. OMG and the Executive agree that they shall keep the terms and conditions of this Agreement confidential, except as otherwise required by law or by order of a court; provided, however, that the Executive and OMG agree that the Executive may reveal the terms and conditions of this Agreement with his spouse, attorneys, accountants and tax advisors and to the extent that the Executive discusses or reveals the terms or conditions of this Agreement to any of the aforementioned persons or entities, he shall instruct such persons or entities that the terms and conditions of this Agreement are confidential, and he shall obtain their agreement to keep such information confidential. OMG and the Executive also agree that it may be necessary for OMG to disclose the terms and conditions of this Agreement to certain executive officers and members of the Board of Directors. OMG agrees that to the extent the terms and conditions of this Agreement are revealed to such individuals, OMG shall advise them

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that such terms and conditions are confidential and should not be discussed with or revealed to any other person except on a need-to-know basis.

      4. SEPARATION PAYMENTS; VACATION. Following the Effective Date (as defined in Section 17(vii)), OMG shall pay the Executive the following amounts:

            (i)   Pay for his accrued but unused 2003 vacation days;

            (ii) Separation pay at the annual rate of $380,000 payable in accordance with normal OMG payroll practices until December 31, 2004;

            (iii) A single sum payment of $133,000 on September 30, 2003; and

            (iv) Two single sum payments on December 31, 2003 and December 31, 2004, respectively, which shall be based upon the financial performance of OMG for the year in which such payment is made and which shall not be less than $95,000 nor greater than $190,000.

Such payments shall reflect required local, state and federal tax withholding and any applicable deductions for welfare benefits under Section 5 of this Agreement.

      5. GROUP HEALTHCARE AND LIFE INSURANCE BENEFITS. On and after the Effective Date, the Executive and his dependents shall participate in the group healthcare plan (including medical, dental, vision and prescription drug programs) as well as the group life insurance plan maintained by OMG for its executive officers on the same terms as such officers participate; provided, however, that such life insurance plan participation shall terminate as of December 31, 2004, and such healthcare plan participation shall continue until the Executive's attainment of age 65 (at which time the OMG healthcare plan shall become the secondary payor to Medicare) or such plan is terminated. It is expressly understood that the provisions of this Section 5 shall not prohibit OMG from changing or terminating its group healthcare plan or its life insurance plan in any respect in the future.

      6. PROFESSIONAL DUES AND EXPENSES. OMG agrees to pay the professional dues with respect to the bar associations of which the Executive is a member on the Termination Date and the Supreme Court of Ohio registration fees of the Executive for the time period beginning on the Effective Date and ending on December 31, 2004.

      7. AUTOMOBILE. The Executive shall have the use of the leased 2002 BMW 540i automobile currently provided to him under the OMG Company Car Program through December 31, 2004. OMG shall pay the operating and maintenance costs associated with such automobile until such date pursuant to the terms of the OMG Company Car Program in effect. On or before December 31, 2004, the Executive shall have the option to purchase such automobile pursuant to the terms of the lease agreement applicable to the sale of such automobile on the date that the Executive exercises and effects such option.

      8. OTHER BENEFITS. As of the Effective Date, OMG shall reimburse the Executive for the monthly dues and any capital assessments that are payable after the Effective Date through December 31, 2004 with respect to his memberships in the Cleveland Athletic Club and The Country Club. As of the Effective Date, OMG shall cause the OM Group, Inc. Benefit

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Restoration Plan (the "BRP") to be amended to provide that: (i) the Executive's
Capital Accumulation Account under the BRP, which as of December 31, 2002 equaled $170,595.00, shall be credited under the terms of the BRP with additional credits for 2003 and 2004 based upon the amounts payable to the Executive pursuant to the provisions of Section 4(i), (ii) and (iv) of this Agreement, provided that contributions are made by OMG to the BRP or the OMG Profit-Sharing and Retirement Savings Plan for such years; (ii) the Executive's Capital Accumulation Account under the BRP shall be credited with Earnings (as defined in the BRP) which shall be at the rate or rates applicable to all other BRP participants; (iii) as of the Effective Date, the Executive shall be fully and irrevocably vested in his Capital Accumulation Account under the BRP; (iv) except as otherwise specifically provided, the Executive's Capital Accumulation Account under the BRP shall be payable to the Executive pursuant to the terms of the BRP, including any terms relating to discretionary payments; and (v) in the event of a Change of Control (as defined in Exhibit B attached hereto), the Executive's Capital Accumulation Account under the BRP shall become payable to him pursuant to the terms of the BRP. In the event of the Executive's death prior to the payment of the entire balance of his Capital Accumulation Account, his designated beneficiary shall receive any remaining balance thereof in accordance with the provisions of the BRP. As of January 1, 2005, OMG shall assign the following life insurance policies to the Executive: Massachusetts Mutual Life Insurance Company Policies 004292832, 004726055, 004906480, 006047887, 006089724, and 006130894 and Minnesota Life Insurance Company Policy 0050131. Prior to such date, the Executive and OMG shall continue to pay all premiums on such policies pursuant to the premium allocation currently in effect.

      9. OUTPLACEMENT SERVICES. OMG shall provide the Executive with the outplacement services of Lee Hecht Hanson for a 12-month period after the Effective Date to assist him in developing his resume and to counsel him with respect to a job search for new employment.

      10. RELEASE. In order to receive any payments or benefits under this Agreement, the Executive must execute a release in the form attached hereto as Exhibit A (the "Release").

      11. CONSULTATION. The Executive agrees that it may be necessary from time to time for him to provide information to OMG regarding matters relevant to OMG, including, but not limited to, matters pending at the time of the Effective Date. The Executive agrees to use reasonable efforts for at least the 12 months following his termination to provide OMG with such information.

      12. NON-DISPARAGEMENT. The Executive agrees that he shall not disparage OMG or any affiliate thereof, its products, services and business practices, or its current or former owners, directors, officers, employees and agents at any time or in any manner in the future. In addition, the Executive agrees that he shall not cooperate, aid or assist any person in preparing claims against OMG.

      13. FUTURE EMPLOYMENT. The Executive shall be under no constraint or restriction with respect to future employment or business enterprises, regardless of whether such business is one in which OMG is actively engaged.

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      14. REPRESENTATIONS OF EXECUTIVE. The Executive represents and warrants that he has returned all property of OMG and its affiliates in his possession, including, but not limited to, keys, credit cards, computer, computer software and any Confidential Information and does not possess any copies thereof. As used herein, the term "Confidential Information" shall mean any information regarding OMG and/or its affiliates which is not generally made publicly available by OMG or its affiliates, including but not limited to any specification or other technical information, processing information, financial information, customer information, and general business information in any form, including electronic or optical data storage and retrieval mechanisms, whether or not marked or designated as "Confidential", "Proprietary" or the like, and regardless of whether any such information is protected by any applicable law.

      15. BENEFICIARY. In the event that the Executive dies prior to receiving all amounts payable to him under this Agreement, any such unpaid amounts shall be paid to one or more beneficiaries designated by the Executive in writing to OMG during his lifetime (a "Beneficiary"), or if no such Beneficiary is so designated or survives, such amounts shall be paid to the Executive's estate. Such payments shall be made in a lump sum to the Executive's Beneficiary; provided, however, that payments from the BRP and the OMG Profit-Sharing and Retirement Savings Plan shall be made pursuant to the terms thereof. The Executive, without the consent of any prior Beneficiary, may change his designation of Beneficiary or Beneficiaries at any time or from time to time by submitting a new designation in writing to OMG.

      16. REPAYMENT OF BENEFITS. In the event that the Executive revokes the Release upon which payments and benefits under this Agreement are conditioned as set forth in Section 10 or violates the terms of this Agreement, the Executive shall repay OMG immediately any payments that he received under this Agreement and he shall no longer be eligible for any payments under Section 4 and any benefits under Sections 5, 6, 7, 8, or 9.

      17. ACKNOWLEDGMENTS. The Executive acknowledges and agrees that:

            (i) The only payments, benefits and other consideration for the Executive entering into this Agreement are described in this Agreement.

            (ii) In exchange for executing this Agreement, the Executive is being provided consideration for which he would not otherwise be entitled.

            (iii) No other representations, promises or agreements of any kind have been made by any person or entity to induce the Executive to execute this Agreement.

            (iv) The Executive has been given at least 21 days to consider the effect of this Agreement, including the release set forth on Exhibit A, prior to executing this Agreement.

            (v) The Executive has been encouraged and advised by OMG to discuss the terms of this Agreement and the effect of signing this Agreement with the legal counselor of his choice.

            (vi) The Executive is satisfied that he understands the Agreement and that he intends to be bound by it.

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            (vii) The Executive understands that this Agreement may be revoked by him during the 7-day period beginning immediately after executing this Agreement by giving written notice of revocation to OMG; that this Agreement shall not be effective or enforceable until such 7-day period has expired; and that if he revokes this Agreement within such 7-day period, the Agreement shall be ineffective and of no legal force. If no revocation has been received by the end of such 7-day period, the Executive understands and agrees that the "Effective Date" of this Agreement shall be the eighth day after the Executive executes this Agreement.

            (viii) The Executive agrees that, notwithstanding anything to the contrary in this Agreement, no part of this Agreement shall be effective or enforceable and no payment thereunder shall be made until after the Effective Date.

      18. NOTICES. All notices, requests, demands and other communications required or given under this Agreement shall be made in writing by a party to the other party to the addresses set forth below or such other address a party shall have specified to the other party.

            NOTICES TO EXECUTIVE:

                     Michael J. Scott
                     4625 Greenwold Road
                     South Euclid, Ohio 44122

            NOTICES TO OMG:

                     James P. Mooney
                     Chairman and Chief Executive Officer
                     OM Group, Inc.
                     1500 Key Tower
                     127 Public Square
                     Cleveland, Ohio 44114

            WITH A COPY TO:

                     Carolyn J. Buller, Esq.
                     Squire, Sanders & Dempsey LLP
                     4900 Key Tower
                     127 Public Square
                     Cleveland, Ohio 44114

      19. SEVERABILITY. The Executive agrees that if any provision of this Agreement is adjudicated to be invalid or unenforceable, or if compliance with any provision of this Agreement is restrained pending a final determination as to its legality, such deletion or restraint shall apply only to the operation of the provision or provisions deemed invalid, unenforceable, or

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restrained, and to the extent any provision of the Agreement is deemed invalid, unenforceable, or restrained, the remaining provisions shall be valid and enforceable to the fullest extent possible.

      20. BREACH. The Executive agrees that in the event of any breach or threatened breach of this Agreement by him, OMG shall be entitled to specific performance and injunctive relief (i.e. a court order) as a remedy for any such breach or threatened breach hereof without necessity of posting bond or other security, the requirement for which is expressly waived. Such remedy shall not be deemed to be the exclusive remedy for any breach of this Agreement, but shall be in addition to all other remedies available to OMG at law or in equity.

      21. BINDING NATURE. The Executive agrees that this Agreement shall also be binding upon his spouse, dependents, children, heirs, successors and assigns and their legal representatives under this Agreement and shall inure to the benefit of and shall release OMG and its successors and assigns. OMG agrees that this Agreement shall also be binding upon its successors.

      22. GOVERNING LAW. The provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

      Executed this 11th day of September, 2003.

EXECUTIVE                               OM GROUP, INC.

By:______________________________       By:_____________________________________
   Michael J. Scott                        Title:

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